NEWS RELEASE

FOR IMMEDIATE RELEASE

For:

GeoResources, Inc.

Contact:

Cathy Kruse

P. O. Box 1505

Telephone:

(701) 572-2020

Williston, ND  58802

ir@geoi.net

GEORESOURCES, INC. REPORTS SECOND QUARTER AND

SIX-MONTH RESULTS

Higher Production and Prices Drive 121% Increase in Operating Income

Williston, ND August 11, 2006 – GeoResources, Inc., (Nasdaq: GEOI), today reported second quarter 2006 net income of $854,125, or $0.23 per share, on revenue of $2,508,311, compared to a second quarter 2005 net income of  $848,044, or $0.23 per share, on revenue of $1,853,399. The second quarter of 2005 included a gain of $497,743 on the involuntary conversion of the company’s leonardite facility which was damaged by fire in May 2005. Operating income for the quarter was $1,007,166 in 2006 versus $456,389 in 2005, a 121% increase.  Earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) for the second quarter of 2006 was $1,240,084, compared to $1,170,071 for the second quarter of 2005. 1

First half 2006 net income was $1,381,813, or $0.37 per share, on revenue of $4,680,834, versus net income of $1,121,399, or $0.30 per share, on revenue of $3,708,584 in the first half of 2005. Operating income for the six months increased 104% to $1,593,088. EBITDA for the first half of 2006 was $2,051,478, compared to $1,687,765 the first half of 2005.  Higher commodity prices, which averaged $58.18 per barrel of oil equivalent (BOE) for the first half of the year, and increased production were the primary drivers of the improved results.

GeoResources sold a total of 33,527 BOE, or 368 BOE per day, during the second quarter of 2006, a 14% increase compared to 29,323 BOE, or 322 BOE per day, in the second quarter of 2005. For the six months ended June 30, 2006, GeoResources sold a total of 67,027 BOE a 20% increase over the 55,842 BOE sold during the first six months of 2005.

Higher production and substantially higher average oil prices resulted in an increase in oil and gas sales to $1,950,745 for the quarter and $3,596,894 for the six-months ended June 30, 2006, a 48% and 45% increase respectively, compared to the same periods in 2005.

GeoResources’ subsidiary, Western Star Drilling Company (WSDC) operations consisted of 37 operating days in the second quarter and 83 days in the first half of 2006.  WSDC drilled two wells for third parties during the second quarter of 2006, generating drilling revenue of $523,399 compared to $256,890 the second quarter 2005.  First half 2006 revenue increased 126% to $1,041,645 in 2006 compared to $460,643 for same period in 2005.

J.P. Vickers, President of GeoResources, said, “We are pleased with our results for the first six months of the year. Higher prices and production have enabled us to retire long-term debt while building our working capital position to more than $2 million. Operationally, the successful completion of the Anderson 41-25 #3 in the Leonard Field in Bottineau County, North Dakota and successful workovers on several shut-in wells have delivered a 20% increase in our production for the first six months. We plan to drill two more wells before year-end and we are in the process of repairing and upgrading the gathering and compression infrastructure in our Hammond Gas Field in Montana. We expect to return nine wells in the Hammond Field to production before year end and we could potentially add seven other wells to the system.”

1 EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluating us.  Our measure of EBITDA may not be the same as similar measures described by other companies.  EBITDA is calculated as follows:

	Quarter Ended	Quarter Ended
	June 30, 2006	June 30, 2005

Net income	$ 854,125	$ 848,044
Add back
Interest expense	8,635	23,459
Income tax	158,550	98,000
Depreciation and amortization	218,774	200,568
EBITDA	$ 1,240,084	$ 1,170,071

	Six Months Ended	Six Months Ended
	June 30, 2006	June 30, 2005

Net Income.	$ 1,381,813	$ 1,121,399
Add back:
Interest expense	21,580	47,706
Income tax	213,550	129,000
Depreciation and amortization	434,535	389,660
EBITDA	$ 2,051,478	$ 1,687,765

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, particularly its Form 10-KSB for the Fiscal Year Ended December 31, 2005, for meaningful cautionary language disclosure.

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PART I.  FINANCIAL INFORMATION

ITEM 1.  Financial Statements

GEORESOURCES, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and equivalents	$ 1,535,498	$ 1,669,882
Trade receivables, net	1,509,823	1,109,202
Inventories	365,133	236,081
Prepaid expenses	135,296	38,738
Total current assets	3,545,750	3,053,903
PROPERTY, PLANT AND EQUIPMENT, at cost:
Oil and gas properties, using the
full cost method of accounting:
Properties being amortized	28,489,833	27,842,549
Properties not subject to amortization	170,074	202,257
Drilling rig and equipment	1,580,624	1,607,094
Leonardite plant and equipment	917,300	854,789
Other	799,995	790,100
	31,957,826	31,296,789
Less accumulated depreciation, depletion
amortization and impairment	(20,077,961)	(19,650,972)
Net property, plant and equipment	11,879,865	11,645,817
TOTAL ASSETS	$ 15,425,615	$ 14,699,720

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 880,926	$ 1,152,532
Accrued expenses	249,173	293,505
Income taxes payable	118,500	64,000
Current portions of capital lease obligations	34,396	41,549
Current maturities of long-term debt	200,000	523,941
Total current liabilities	1,482,995	2,075,527
CAPITAL LEASE OBLIGATIONS, less current portions	--	13,298
LONG-TERM DEBT, less current maturities	--	177,638
ASSET RETIREMENT OBLIGATION	2,380,550	2,324,690
DEFERRED INCOME TAXES	794,000	753,000
Total liabilities	4,657,545	5,344,153
STOCKHOLDERS' EQUITY:
Common stock, par value $.01 per share;
authorized 10,000,000 shares;
issued and outstanding 3,778,269
and 3,765,269 shares, respectively	37,783	37,653
Additional paid-in capital	422,441	391,881
Retained earnings	10,307,846	8,926,033
Total stockholders' equity	10,768,070	9,355,567
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 15,425,615	$ 14,699,720

See Notes to Consolidated Financial Statements.

GEORESOURCES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005
OPERATING REVENUES:
Oil and gas sales	$ 1,950,745	$ 1,316,713	$ 3,596,894	$ 2,475,161
Leonardite sales	34,167	279,796	42,295	772,780
Drilling revenue	523,399	256,890	1,041,645	460,643

	2,508,311	1,853,399	4,680,834	3,708,584

OPERATING COSTS AND EXPENSES:
Oil and gas production	692,358	507,258	1,319,874	944,042
Cost of leonardite sold	39,873	272,151	138,061	708,126
Drilling costs	346,263	247,030	820,598	536,936
Depreciation and depletion	218,774	200,568	434,535	389,660
Selling, general and administrative	203,877	170,003	374,678	348,247

	1,501,145	1,397,010	3,087,746	2,927,011

Operating income	1,007,166	456,389	1,593,088	781,573

OTHER INCOME (EXPENSE):
Interest expense	(8,635)	(23,459)	(21,580)	(47,706)
Interest income	9,127	10,421	13,448	11,564
Gain on involuntary conversion of Leonardite facility	--	497,743	--	497,743
Other income, net	5,017	4,950	10,407	7,225

	5,509	489,655	2,275	468,826

Income before income taxes	1,012,675	946,044	1,595,363	1,250,399

Income tax expense	(158,550)	(98,000)	(213,550)	(129,000)

Net income	$ 854,125	$ 848,044	$ 1,381,813	$ 1,121,399

EARNINGS PER SHARE:

Basic	$ .23	$ .23	$ .37	$ .30

Diluted	$ .22	$ .22	$ .36	$ .29

See Notes to Consolidated Financial Statements.